10.3          Employment Agreement with Ross Boling

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 30th day of June, 1999, to be effective as of the date services were first rendered, by LVPS MicroFacility, Inc. (the "Company") and Ross T. Boling (the "Executive").

         WHEREAS, the Company desires to retain the services of the Executive as Chief Operating Officer of the Company and the Executive desires to render such services on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employment Term. The Company employs the Executive and the Executive accepts employment by the Company, upon the terms and subject to the conditions set forth in this Agreement, until June 30, 2002; provided, however, that such employment may be sooner terminated pursuant to the terms of this Agreement.

2. Management of the Company. The Executive shall devote the Executive's time, best efforts, attention and skill to, and shall perform faithfully, loyally and efficiently the Executive's duties as Chief Operating Officer of the Company.
Further, the Executive will punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter reasonably establish governing the Executive's conduct and the conduct of the Company's business which are consistent with this Agreement.

3. Compensation; Benefits. In consideration of the services rendered to the Company by the Executive, the Company shall pay the Executive a salary at the annual rate of $ 120,000.00 (the "Salary"). The Salary shall be payable in accordance with the normal payroll practices of the Company then in effect. The Salary, and all other forms of compensation paid to the Executive hereunder, shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Executive shall be solely responsible for income taxes imposed on the Executive by reasons of any cash or non-cash compensation and benefits provided by this Agreement. Payment of Executive's Compensation and Benefits shall commence with subscription of the Company's Initial Public Offering.

         In addition to the Salary, during the Employment Term, the Executive shall be entitled to: (i) all legal and religious holidays, and two (2) weeks paid vacation per annum. The Executive shall arrange for vacations in advance at such time or times as shall be mutually agreeable to the Executive and the Company's Board of Directors. The Executive may not receive pay in lieu of vacation; (ii) participate in all employee benefit plans and/or arrangements adopted by the Company relating to pensions, hospital, medical, dental, disability and life insurance, deferred salary and savings plans, and other similar employee benefit plans or arrangements to the extent that the Executive meets the eligibility requirements for any such plan as in effect from time to time; (iii) payment by the Company directly, or reimbursement by the Company for, reasonable and customary business and out-of-pocket expenses incurred by the Executive in connection with the performance by the Executive of the Executive's duties under this Agreement in accordance with the Company's policies and practices for reimbursement of such expenses, as in effect from time to time, including, without limitation, reasonable and necessary travel, lodging, entertainment and meals incurred by the Executive in furtherance of the Company's business and at the Company's request. The Company may, at its option, elect to provide Executive with a Company automobile or automobile allowance at a future date.

         In addition to the payment of Salary, the Company hereby grants to the Executive, non-qualified stock options (collectively, the "Stock Options") in accordance with the Company's Executive Stock Option Plan once said Executive Stock Option Plan is approved by the Company's Board of Directors. The Stock Options are non-transferable, vest immediately in Executive, and expire at the close of business on June 30, 2002.

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4.  Termination  of  Employment.  The  Executive's  employment  hereunder  shall terminate upon the earliest to occur of any the following events, on the dates and at the times specified below:

         (i)  the close of business on June 30, 2002  (the "Expiration Date");

         (ii) the close of business on the date of the Executive's death ("Death");

         (iii) the close of business on the Termination Date (as defined below) specified in the Notice of Termination (as defined below) which the Company shall have delivered to the Executive due to the Executive's Disability. "Disability" shall mean if (i) the Executive is absent from work for 30 calendar days in any twelve-month period by reason of illness or incapacity whether physical or otherwise) or (ii) the Company reasonably determines that the Executive is unable to perform his duties, services and responsibilities by reason of illness or incapacity (whether physical or otherwise) for a total of 30 calendar days in any twelve-month period during the Employment Term. The Executive agrees, in the event of any dispute under this Section, and after receipt by the Executive of such Notice of Termination from the Company, to submit to a physical examination by a licensed physician selected by the Company. The Executive may seek a second opinion from a licensed physician acceptable to the Company. If the results of the first examination and the second examination are different, a licensed physician selected by the physicians who have performed the first and second examinations shall perform a third physical examination of the Executive, the result of which shall be determinative for purposes of this Section;

         (iv) the close of business on the Termination Date specified in the Notice of Termination which the Executive shall have delivered to the Company to terminate his employment ("Voluntary Termination");

         (v) the close of business on the Termination Date specified in the Notice of Termination which the Company shall have delivered to the Executive to terminate the Executive's employment for Cause. "Cause" as used herein means termination based on (i) the Executive's material breach of this Agreement, (ii) conviction of the Executive for (a) any crime constituting a felony in the jurisdiction in which committed, (b) any crime involving moral turpitude whether or not a felony), or (c) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony), (iii) substance abuse by the Executive, (iv) the failure or refusal of the Executive to follow one or more lawful and proper directives of the Board of Directors delivered to the Executive in writing, or (v) willful malfeasance or gross misconduct by the Executive which discredits or damages the Company.

         Any purported termination by the Company or the Executive (other than by reason of Death or on the Expiration Date) shall be communicated by written Notice of Termination to the other. As used herein, the term "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. After receipt of a Notice of Termination, the Executive shall continue to be available to the Company on a part-time basis at reasonable and customary hourly rates to assist in the necessary transition.

         As used herein, the term "Termination Date" shall mean, (i) in the case of Death, the date of the Executive's death, (ii) in the case of expiration of the term hereof, the Expiration Date, or (iii) in all other cases, the date specified in the Notice of Termination.

5.       Employee Covenants.

         Trade Secrets and Proprietary Information. The Executive agrees and understands that due to the Executive's position with the Company, the Executive will be exposed to, and has received and will receive, confidential and proprietary information of the Company or relating to the Company's business or affairs collectively, the "Trade Secrets"), including but not limited to technical information, product information and formulae, processes, business and marketing plans, strategies, customer information, other information concerning the Company's products, promotions, development, financing, expansion plans, business policies and practices and other forms of information considered by the Company to be proprietary and confidential and in the nature of trade secrets.

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Trade Secrets shall not include any such information  which (A) was known to the
Executive prior to his employment by the Company or (B) was or becomes generally available to the public other than as a result of a disclosure by the Executive in violation of the provisions of this Section. Except to the extent that the proper performance of the Executive's duties, services and responsibilities
hereunder  may  require  disclosure,   the  Executive  agrees  that  during  the
Employment Term and at all times thereafter the Executive will keep such Trade Secrets confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. On the Termination Date unless the Executive remains as an employee of the Company thereafter in which case, on the date which the Executive is no longer an employee of the Company), the Executive will promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible product or document which has been produced by, received by or otherwise submitted to and retained by the Executive in the course of his employment with the Company. Any material breach of the terms of this paragraph shall be considered Cause.

         As Exhibit A to this Employment Agreement is the LVPS MicroFacility, Inc. Non-Disclosure & Trade Secret Agreement, executed on June 30, 1999 and is the operative document with respect to the Trade Secrets and Proprietary Information section of Executive's Employment Agreement with the Company.

         Prohibited and Competitive Activities. The Executive and the Company recognize that due to the nature of the Executive's engagement hereunder and the relationship of the Executive to the Company, the Executive has had and will have access to, has had and will acquire, and has assisted and may continue to assist in, developing confidential and proprietary information relating to the business and operations of the Company and its affiliates, including, without limitation, Trade Secrets. The Executive acknowledges that such information has been and will be of central importance to the business of the Company and its affiliates and that disclosure of it to, or its use by, others (including, without limitation, the Executive (other than with respect to the Company's business and affairs)) could cause substantial loss to the Company.

         The Executive and the Company also recognize that an important part of the Executive's duties will be to develop good will for the Company and its affiliates through the Executive's personal contact with Clients (as defined below), employees, and others having business relationships with the Company, and that there is a danger that this good will, a proprietary asset of the Company, may follow the Executive if and when the Executive's relationship with the Company is terminated. The Executive accordingly agrees as follows:

         (i) Prohibited Activities. The Executive agrees that the Executive will not at any time during the Employment Term: (A) (other than in the course of the Executive's employment) disclose or furnish to any other person or, directly or indirectly, use for the Executive's own account or the account of any other person, any Trade Secrets, no matter from where or in what manner he may have acquired such Trade Secrets, and the Executive shall retain all such Trade Secrets in trust for the benefit of the Company, its affiliates and the successors and assigns of any of them, (B) directly or through one or more intermediaries, solicit for employment or recommend to any subsequent employer of the Executive the solicitation for employment of, any person who, at the time of such solicitation, is employed by the Company or any affiliate, (C) directly or indirectly, whether for the Executive's own account or for the account of any other person, solicit, divert, or endeavor to entice away from the Company or any entity controlled by the Company, or otherwise engage in any activity intended to terminate, disrupt, or interfere with, the Company's or any of its affiliates' relationships with, Clients, or otherwise adversely affect the Company's or any of its affiliates' relationships with Clients or other business relationships of the Company or any affiliate thereof, or (D) publish or make any statement critical of the Company or any shareholder or affiliate of the Company or in any way adversely affect or otherwise malign the business or reputation of any of the foregoing persons (any activity described in clause
(A), (B), (C) or (D) of this Section being referred to as a Prohibited Activity"); provided, however, that if in the written opinion of Counsel, the Executive is legally compelled to disclose Trade Secrets to any tribunal or else stand liable for contempt or suffer other similar censure or penalty, then the disclosure to such tribunal of only those Trade Secrets which such counsel advises in writing are legally required to be disclosed shall not constitute a Prohibited Activity provided that the Executive shall give the Company as much advance notice of such disclosure as is reasonably practicable. As used herein, the term "Clients" shall mean those persons who, at any time during the Executive's course of employment with the Company (including, without limitation, prior to the date of this Agreement) are or were clients or customers of the Company or any affiliate thereof or any predecessor of any of the foregoing.

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         (ii) Non-Competition. By and in consideration of the Company's entering into this Agreement, the Executive agrees that the Executive will not, during the Employment Term and for a period of eighteen months thereafter, engage in any Competitive Activity. The term "Competitive Activity" means engaging in any of the following activities: (A) serving as a director of any Competitor (as defined below), (B) directly or indirectly through one or more intermediaries, either (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and, at the time of any acquisition thereof by the Executive, do not in the aggregate exceed 5% of the particular class of interests of such Competitor then outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Executive owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Executive, such portion determined by applying the percentage of the equity interest in such entity owned by the Executive to the interests in such Competitor owned by such entity), (C) employment by (including serving as an officer, director or partner of), providing consulting services to (including, without limitation, as an independent contractor), or managing or operating the business or affairs of, any Competitor or (D) participating in the ownership, management, operation or control of or being connected in any manner with any Competitor. The term "Competitor" as used herein (i) during the Employment Term, means any person (other than the Company, or any of its respective affiliates) that competes, either directly or indirectly with any of the business conducted by the Company or any affiliate.

         Remedies. The Executive agrees that any breach of the terms of this Section would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. The Executive therefore agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies to which the Company may be entitled at law or in equity for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive. the provisions of this
Section 8 shall survive any termination of this Agreement. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section.

         Proprietary Information and Inventions. The Executive agrees that any and all inventions, discoveries, improvements, processes, formulae, business application software, patents, copyrights and trademarks made, developed, discovered or acquired by him prior to and during the Employment Term, solely or jointly with others or otherwise, which relate to the business of the Company, and all knowledge possessed by the Executive relating thereto collectively, the "Inventions"), shall be fully and promptly disclosed to the Board of Directors and to such person or persons as the Board of Directors shall direct and the Executive irrevocably assigns to the Company all of the Executive's right, title and interest in and to all Inventions of the Company and all such Inventions shall be the sole and absolute property of the Company and the Company shall be the sole and absolute owner thereof. The Executive agrees that he will at all times keep all Inventions secret from everyone except the Company and such persons as the Board of Directors may from time to time direct. The Executive shall, as requested by the Company at any time and from time to time, whether prior to or after the expiration of the Employment Term, execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment of the Inventions to the Company or its designees and any patent applications (United States or foreign) and renewals with respect thereto, including any other instruments deemed necessary by the Company for the prosecution of patent applications, the acquisition of letters patent and/or the acquisition of patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee.

6. Representations and Warranties of the Executive. The Executive represents and warrants to the Company that:

         (i) The Executive's employment by the Company as contemplated will not conflict with, and will not be constrained by, any prior or current employment, consulting agreement or relationship, whether written or oral; and

         (ii) The Executive does not possess confidential information arising out of any employment, consulting agreement or relationship with any person or entity other than the Company which could be utilized in connection with the Executive's employment by the Company.

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7. Binding  Effect or Assignment.  This Agreement  shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, representatives, states, successors and assigns, including any successor or assign to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise; provided, however, that the Executive, or any beneficiary or legal representative of the Executive, shall not assign all or any portion of the Executive's rights or obligations under this Agreement without the prior written consent of the Company.

8. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt.

9. Amendment and Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each of the Executive and the Company. No such waiver or discharge by either party hereto at any time or any waiver or discharge of any breach by the other party hereto of, or compliance with, any condition or provision of this agreement to be performed by such other party, shall be deemed a waiver or discharge of similar or dissimilar provisions or conditions, or a waiver or discharge of any breach of any provisions, at the same or at any prior or subsequent time.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware without giving effect to the conflict of law principles of that state.

11. Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other portion of this Agreement, and this Agreement shall be construed as if such provision had never been contained herein.

12. Withholding Taxes. Notwithstanding anything contained herein to the contrary, all payments required to be made hereunder by the Company to the Executive, or his estate or beneficiaries, shall be subject to the withholding of such amounts as the Company may reasonably determine it should withhold pursuant to any applicable federal, state or local law or regulation.

13. Arbitration of Disputes. The parties hereto mutually consent to the resolution by arbitration of all claims and controversies arising out of or relating to this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, written or oral, understandings and arrangements, either oral or written, between the parties with respect to the subject matter, and shall, as of the date hereof, constitute the only employment agreement between the parties.

16. Further Assurances. Each party shall do and perform, or cause to be done and performed, all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated.

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17. Construction. The headings in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

"Company"

By:  _____________________________________________
     Name:     Ronald R. Patterson
     Title:    President & Chief Executive Officer

"Executive"

By:  _____________________________________________
     Ross T. Boling

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                                  Exhibit "A"
                            LVPS MicroFacility, Inc.

                     NON-DISCLOSURE & TRADE SECRET AGREEMENT


         AGREEMENT, entered into as of this 30th day of June, 1999 between LVPS MicroFacility, Inc., located at 7755 Center Avenue, Suite 1100, Huntington Beach, California 92647 USA, and Ross T. Boling (Hereinafter referred to as the "Recipient"), located at 28671 Deepcreek, Mission Viejo, California 92692.

WHEREAS, LVPS MicroFacility, Inc. is the manufacturer of a complete, Turnkey, state-of-the-art Micro-manufacturing plant that produces Large Volume Parenteral solutions (LPV's); as well as other products and services both available and in various development stages; the undersigned Recipient acknowledges that LVPS MicroFacility, Inc. has certain trade secrets, consisting of devices, formulas, secret inventions (patents pending), processes, etc, and as consideration for disclosure of and presentation of same to undersigned, undersigned hereby agrees not to disclose any of the aforesaid trade secrets directly or indirectly, or use any of them in any way whatsoever unless by written consent of LVPS MicroFacility, Inc. All files, records, documents, drawings, equipment, specifications, information and special items relating to the trade secrets coming into the possession of or disclosed to undersigned shall remain the exclusive property of LVPS MicroFacility, Inc. The undersigned further agrees to take all reasonable steps to preserve and protect such trade secrets. The undersigned signs below under the penalty of perjury, that the contents herein are understood and will be followed willfully in all manners pertaining to any functions of LVPS MicroFacility, Inc. which LVPS MicroFacility, Inc. deems confidential (hereinafter referred to as the "Information"); and

         WHEREAS, the Recipient is in the business of using such information for it's projects and wishes to review the information:
and

         WHEREAS, LVPS MicroFacility, Inc. wishes to disclose this information to the Recipient and their employees; will not cause the circumvention of the relationship between LVPS MicroFacility, Inc. or any of its affiliates or vendors (herein known as LVPS MicroFacility, Inc. participants without the prior written consent of LVPS MicroFacility, Inc.).

         WHEREAS, The Recipient is willing not to disclose this information, as provided in this Agreement.

         NOW,  THEREFORE,  in  consideration  of the foregoing  premises and the
         mutual   covenants   hereinafter   set   forth   and   other   valuable
         considerations, the parties hereto agree as follows:

7.            Disclosure  LVPS   MicroFacility,   Inc.  shall  disclose  to  the
              Recipient  the  information   which  concerns  business  plan  and
              manufacturing technology.

8. Purpose Recipient agrees that this disclosure is only for the purpose of the Recipients evaluation to determine its interest in the confidential exploitation of the information.

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9.            Limitation on use Recipient  agrees not to  manufacture,  se, deal in, or otherwise use or appropriate the disclosed information in any way whatsoever, including but not limited to adaptation, imitation, redesign, or modification. Nothing contained in this agreement shall be deemed to give Recipient any rights whatsoever in and to the information.

10. Confidentiality Recipient understands and agrees that the unauthorized disclosure of the information by the Recipient to others would irreparably damage LVPS MicroFacility, Inc. As consideration and in return for the disclosure of this information, the recipient shall keep secret and hold in confidence all such information and treat the information as if it were the Recipient's own proprietary property by no disclosing to any such person or entity.

11. Good Faith Negotiations If, on the basis of the evaluation of the information, Recipient wishes to pursue the exploitation thereof, Recipient agrees to enter into good faith negotiations to arrive at a mutually satisfactory agreement for this purpose. Until and unless such an agreement is entered into, the Non-Disclosure Agreement shall remain in force.

12. Miscellany This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, successors, and assigns. Should any controversy arise by virtue of the Trade Secret Confidentiality Non-disclosure Agreement or any breach thereof, the party prevailing in such controversy shall be entitled to costs and attorneys' fees in addition to all other remedies and awards.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.


LVPS MicroFacility, Inc.                Recipient

By:  ____________________________       By:  ____________________________
     Ron Patterson, President/CEO            Name:     Ross T. Boling
                                             Title:    Executive

LVPS MicroFacility, Inc.
7755 Center Ave., Suite 1100
Huntington Beach, CA 92647
(714) 372-2251

Witness Name:       ____________________     Witness Name:       ______________

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